UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2011 (November 22, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” “we,” the “Company,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on November 29, 2010 to provide the required financial statements relating to our acquisition of a four-building, Class A industrial property located in San Bernardino, California (“Interchange Business Center”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Interchange Business Center that would cause the revenues and certain operating expenses reported herein not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Business Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010	9

	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010	10

	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009	11

	Notes to Unaudited Pro Forma Consolidated Financial Statements	12

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Interchange Business Center, (the “Property”) for the year ended December 31, 2009. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas

January 26, 2011

Interchange Business Center

Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

(in thousands)

	Nine Months Ended September 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues
Rental revenue	$605	$466
Tenant reimbursement and other income	302	79
Total revenues	907	545

Certain Operating Expenses
Property operating expenses	351	461
Property taxes	515	733
Management fees	29	38
General and administrative expenses	10	35
Total certain operating expenses	905	1,267

Revenues in excess of certain operating expenses	$2	$(722)

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Interchange Business Center

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

1.  ORGANIZATION AND BASIS OF PRESENTATION

On November 23, 2010, Behringer Harvard Opportunity REIT II, Inc. (the “Company”), through a joint venture formed between Behringer Harvard Interchange, LLC, our direct wholly owned subsidiary, and CT Interchange, LLC, an unaffiliated third party, (the “Interchange Joint Venture”), acquired a four-building, Class A industrial property located in San Bernardino, California, known as Interchange Business Center (“Interchange Business Center”) from an unaffiliated seller.  The contract price for Interchange Business Center was $30 million, excluding closing costs.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summaries include the historical revenues and certain operating expenses of Interchange Business Center, exclusive of items which may not be comparable to the proposed future operations of Interchange Business Center. The Historical Summaries are not intended to be a complete presentation of the revenues and expenses of Interchange Business Center for the nine months ended September 30, 2010 and for the year ended December 31, 2009.  The statements of revenues and certain operating expenses exclude interest income, interest expense and other owner related expenses which may not be comparable to the proposed future operations of Interchange Business Center.

2.  INTERIM UNAUDITED FINANCIAL INFORMATION

The statements of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2010, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

3.  PRINCIPLES OF REPORTING AND USE OF ESTIMATES

The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

4.  SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Interchange Business Center’s operations consist of rental revenue earned from two tenants under lease agreements which provide for minimum rent payments.  The tenant leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire term of the lease.  Straight-line adjustments increased rent by approximately $96,000 and $271,000 for the nine months ended September 30, 2010 and the year ended December 31, 2009, respectively.

Reimbursement income consists of recovery of property taxes, insurance and certain other basic operating costs.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

Interchange Business Center

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

Leases

The aggregate annual minimum cash payments to be received on the non-cancelable operating leases in effect as of December 31, 2009 are as follows (in thousands):

Year Ending December 31,	Amount
2010	$574
2011	745
2012	773
2013	692
2014	192
Thereafter	—
$2,976

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases exclusive of operating expense recoveries.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations, and replacements are capitalized.

5.  CONCENTRATIONS AND COMMITMENTS

The following represents rental income (base rent) from tenants who individually represented more than 10% of Interchange Business Center’s rental income for the year ended December 31, 2009.

Name	Percent of Rental Revenue
FTDI, Inc.	80%
GENCO I, Inc.	20%

* * * * * *

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On November 23, 2010, the Interchange Joint Venture acquired a four-building, Class A industrial property known as Interchange Business Center located in San Bernardino, California from an unaffiliated third party.  Our interest in the joint venture is 80%.  The Interchange Business Center contains an aggregate of approximately 802,000 rentable square feet and is situated on an approximate 41.1-acre parcel of land.  The purchase price for the Interchange Business Center, excluding closing costs, was $30 million, which we funded with proceeds from a loan from an unaffiliated lender and proceeds from our ongoing initial public offering of common stock.

In connection with the acquisition of Interchange Business Center, on November 23, 2010, the Interchange Joint Venture entered into a loan agreement with an unaffiliated lender to borrow $21.5 million.  The initial advance under the loan was $18.1 million.  The Interchange loan bears interest at one-month LIBOR plus 5%, provided that in no event shall LIBOR be less than 2.5%.  As required by the loan agreement, the Interchange Joint Venture entered into an interest rate protection agreement that caps LIBOR at 3.5% for the entire term of the loan.  Monthly payments are interest-only with the entire principal and any accrued and unpaid interest due at the maturity date of December 1, 2013, which may be extended until December 1, 2014.  The loan may be prepaid in whole or in part with the payment of a fee in the amount of 1.5% of the amount being prepaid.  The Interchange loan is secured by a first mortgage lien on the assets of Interchange Business Center, including the land, fixtures, improvements, leases, rents and reserves.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

We have made the following acquisitions since January 1, 2010:

			OP REIT II
Property Name	Date of Acquisition	Total Purchase Price(1)	Ownership Interest
Palms of Monterrey	May 10, 2010	$25.4 million	90%
Holstenplatz	June 30, 2010	$12.5 million	100%
Inland Empire Distribution Center (formerly El Cajon Distribution Center)(2)	August 10, 2010	$50.3 million	16%
Archibald Business Center	August 27, 2010	$9.5 million	80%
Parrot’s Landing	September 17, 2010	$42 million	90%
Original Florida MOB Portfolio	October 8, 2010	$47.1 million	90%
Gardens Medical Pavilion	October 20, 2010	$23.5 million	90%
Kauai Coconut Beach Hotel	October 20, 2010	$38 million	80%
Interchange Business Center	November 23, 2010	$30 million	80%

(1) Purchase price is presented before closing costs for the acquired property and does not reflect any adjustments for ownership interest percentage.

(2) We purchased a 16% interest in Inland Empire Distribution Center (formerly El Cajon Distribution Center) and have determined that we exercise significant influence over, but do not control this entity.  Therefore, we do not consolidate this entity and account for it under the equity method of accounting.

The following unaudited pro forma consolidated balance sheet as of September 30, 2010 is presented as if we acquired Interchange Business Center on September 30, 2010.  Palms of Monterrey, Holstenplatz, Archibald Business Center, and Parrot’s Landing were acquired prior to September 30, 2010, therefore, no adjustments were made to the balance sheet.  The Original Florida MOB Portfolio was acquired on October 8, 2010 and both Gardens Medical Pavilion and Kauai Coconut Beach Hotel were acquired on October 20, 2010, therefore, the unaudited pro forma consolidated balance sheet has been adjusted for the purchase of these properties.  The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are presented as if we had acquired Palms of Monterrey, Holstenplatz, Archibald Business Center, Parrot’s Landing, Original Florida MOB Portfolio, Gardens Medical Pavilion, Kauai Coconut Beach Hotel and Interchange Business Center on January 1, 2009.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2010 and our annual report on Form 10-K for the year ended December 31, 2009 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

(in thousands, except shares)

	September 30, 2010 as Reported (a)	Prior Acquisition Pro Forma Adjustments (b)	Pro Forma Adjustments (c)		Pro Forma September 30, 2010

Assets
Real Estate
Land and land improvements, net	$34,430	$17,580	$13,129		$65,139
Buildings and building improvements, net	91,141	79,273	16,342		186,756
Total real estate	125,571	96,853	29,471		251,895
Real estate loans receivable, net	25,211	—	—		25,211
Total real estate and real estate-related investments, net	150,782	96,853	29,471		277,106

Cash and cash equivalents	92,173	(41,238)	(9,520)		41,415
Restricted cash	1,657	8,750	—		10,407
Accounts receivable, net	708	—	—		708
Interest receivable-real estate loans receivable	1,645	—	—		1,645
Prepaid expenses and other assets	2,176	2,133	1,250	(d)	5,559
Investment in unconsolidated joint venture	4,485	—	—		4,485
Furniture, fixtures and equipment, net	1,770	5,221	—		6,991
Acquisition deposits	2,222	(150)	—		2,072
Lease intangibles, net	4,602	7,790	529		12,921
Total assets	$262,220	$79,359	$21,730		$363,309

Liabilities and Equity
Notes payable	$79,039	$72,150	$18,100	(d)	$169,289
Accounts payable	366	—	—		366
Payables to related parties	1,178	322	—		1,500
Acquired below-market leases, net	999	1,326	—		2,325
Distributions payable	860	—	—		860
Accrued and other liabilities	3,653	—	—		3,653
Total liabilities	86,095	73,798	18,100		177,993

Commitments and contingencies
Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 21,115,043 shares issued and outstanding	2	—	—		2
Additional paid-in capital	184,078	—	—		184,078
Accumulated distributions and net loss	(12,685)				(12,685)
Accumulated other comprehensive income	373	—	—		373
Total Behringer Harvard Opportunity REIT II, Inc. equity	171,768	—	—		171,768
Noncontrolling interest	4,357	5,561	3,630	(e)	13,548
Total equity	176,125	5,561	3,630		185,316
Total liabilities and equity	$262,220	$79,359	$21,730		$363,309

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2010

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2010 as Reported	Prior Acquisition Pro Forma Adjustments	Consolidated Statement of Operations	Other Pro Forma		Pro Forma Nine Months Ended September 30,
	(a)	(b)	(c)	Adjustments		2010

Revenues
Rental revenue	$6,204	$17,333	$907	$(60	)(d)	$24,384
Hotel revenue	—	5,322	—	—		5,322
Interest income from real estate loans receivable	3,753	(775)	—	—		2,978
Total revenues	9,957	21,880	907	(60)		32,684

Expenses
Property operating expenses	2,016	11,298	351	—		13,665
Interest expense	1,399	3,310		1,055	(e)	5,764
Real estate taxes	663	2,548	515	—		3,726
Property management fees	196	903	29	(29	)(f)
				27	(g)	1,126
Asset management fees	683	1,123	—	225	(h)	2,031
General and administrative	1,562	2,210	10	—		3,782
Acquisition expense	4,581	—	—	—		4,581
Depreciation and amortization	3,235	8,297	—	836	(i)	12,368
Total expenses	14,335	29,689	905	2,114		47,043

Interest income, net	437	—	—	—		437
Gain on sale of investment	152	—	—	—		152
Bargain purchase gain	5,492	(5,492)	—	—		—
Other expense, net	(133)	—	—	—		(133)
Income (loss) before equity in losses of unconsolidated joint venture	1,570	(13,301)	2	(2,174)		(13,903)
Equity in losses of unconsolidated joint venture	(151)	—	—	—		(151)
Net income (loss)	1,419	(13,301)	2	(2,174)		(14,054)
Add: net (income) loss attributable to the noncontrolling interest	(388)	1,112	—	434	(j)	1,158
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$1,031	$(12,189)	$2	$(1,740)		$(12,896)

Weighted average shares outstanding:
Basic and diluted	18,369					18,369

Income per share:
Basic and diluted	$0.06					$(0.70)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2009

(in thousands, except per share amounts)

	Year Ended December 31, 2009 as Reported	Prior Acquisition Pro Forma Adjustments	Consolidated Statement of Operations	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)	(c)	Adjustments		2009

Revenues
Rental revenue	$5,484	$25,819	$545	$(79	)(d)	$31,769
Hotel revenue	—	6,530	—	—		6,530
Interest income from real estate loans receivable	891	—	—	—		891
Total revenues	6,375	32,349	545	(79)		39,190

Expenses
Property operating expenses	1,381	15,945	461	—		17,787
Interest expense	1,309	4,471	—	1,407	(e)	7,187
Real estate taxes	646	3,715	733			5,094
Property management fees	172	1,303	38	(38	)(f)
				33	(g)	1,508
Asset management fees	457	1,689		300	(h)	2,446
General and administrative	1,545	3,258	35	—		4,838
Impairment loss	—	14,756	—	—		14,756
Depreciation and amortization	2,422	15,103	—	1,115	(i)	18,640
Total expenses	7,932	60,240	1,267	2,817		72,256

Interest income, net	484	—	—	—		484
Other income, net	—	5,492	—	—		5,492
Income (loss) before equity in losses of unconsolidated joint venture	(1,073)	(22,399)	(722)	(2,896)		(27,090)
Equity in losses of unconsolidated joint venture	(2)	—	—	—		(2)
Net income (loss)	(1,075)	(22,399)	(722)	(2,896)		(27,092)
Add: net (income) loss atttributable to the noncontrolling interest	9	4,188	—	724	(j)	4,921
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(1,066)	$(18,211)	$(722)	$(2,172)		$(22,171)

Weighted average shares outstanding:
Basic and diluted	10,592					10,592

Income (loss) per share:
Basic and diluted	$(0.10)					$(2.09)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheets

a.                                       Reflects our historical balance sheet as of September 30, 2010.

b.                                      Reflects the pro forma balance sheet adjustments for the acquisition of the Original MOB Portfolio, Gardens Medical Pavilion and Kauai Coconut Beach Hotel as if the properties had been acquired on September 30, 2010.

c.                                       Reflects the acquisition of Interchange Business Center for total consideration transferred of $30 million which consisted of $11.9 million cash and the initial advance of a new mortgage loan of $18.1 million.  The total amount of the new loan entered into in connection with the acquisition of Interchange Business Center is $21.5 million.  The consideration paid for our 80% interest was $24 million, of which $9.5 million was cash.  We have preliminarily allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land	$9,666	—
Buildings	12,879	25 years
Land improvements	3,463	20 years
Signage, landscaping and misc. site improvements	3,463	10 years
Lease intangibles, net	253	38 months
Acquired above-market leases	276	38 months
	$30,000

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with general accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property.  The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases.  We amortize the value of in-place leases to expense over the term of the respective leases.

d.                                      Reflects the initial advance of $18.1 million of the $21.5 million loan entered into in connection with the acquisition of Interchange Business Center, along with associated deferred financing costs of approximately $1.3 million.

e.                                       Reflects the noncontrolling interest share of the allocated pro forma assets.

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010

a.                                       Reflects our historical operations for the nine months ended September 30, 2010.

b.                                      Reflects the pro forma adjustments for the acquisition of the Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, Archibald Business Center, which was acquired on August 27, 2010, Parrot’s Landing, which was acquired on September 17, 2010, the Original Florida MOB Portfolio, which was acquired on October 8, 2010, and Gardens Medical Pavilion and Kauai Coconut Beach Hotel, which were acquired on October 20, 2010, as if the properties had been acquired on January 1, 2009.

c.                                       Reflects the historical revenues and certain operating expenses of Interchange Business Center for the nine months ended September 30, 2010.

d.                                      Reflects the pro forma straight-line amortization of the above market leases over the remaining terms of the leases of approximately 3 years.

e.                                       Reflects the anticipated interest expense associated with the loan entered into in connection with the purchase of Interchange Business Center.

f.                                         Reflects the reversal of historical property management fees for Interchange Business Center.

g.                                      Reflects the property management fees associated with the current management of Interchange Business Center, for a fee of 2% of annual gross revenues, as defined in the property management agreement.

h.                                      Reflects the inclusion of an asset management fee associated with Interchange Business Center, based on 1% of the asset basis.

i.                                          Reflects the depreciation and amortization of Interchange Business Center using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 10 years for signage, landscaping and miscellaneous site improvements and approximately 3 years for lease intangibles.

j.                                          Reflects the net income (loss) attributable to the noncontrolling interest of Interchange Business Center.

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2009

a.               Reflects our historical operations for the year ended December 31, 2009.

b.              Reflects the pro forma adjustments for the acquisition of the Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, Archibald Business Center, which was acquired on August 27, 2010, Parrot’s Landing, which was acquired on September 17, 2010, the Original Florida MOB Portfolio, which was acquired on October 8, 2010, and Gardens Medical Pavilion and Kauai Coconut Beach Hotel, which were acquired on October 20, 2010, as if the properties had been acquired on January 1, 2009.

c.               Reflects the historical revenues and certain operating expenses of Interchange Business Center for the year ended December 31, 2009.

d.              Reflects the pro forma straight-line amortization of the above market leases over the remaining terms of the leases of approximately 3 years.

e.               Reflects the anticipated interest expense associated with the loan entered into in connection with the purchase of Interchange Business Center.

f.                 Reflects the reversal of historical property management fees for Interchange Business Center.

g.              Reflects the property management fees associated with the current management of Interchange Business Center, for a fee of 2% of annual gross revenues, as defined in the property management agreement.

h.              Reflects the inclusion of an asset management fee associated with Interchange Business Center, based on 1% of the asset basis.

i.                  Reflects the depreciation and amortization of Interchange Business Center using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 10 years for signage, landscaping and miscellaneous site improvements and approximately 3 years for lease intangibles.

j.                  Reflects the net income (loss) attributable to the noncontrolling interest of Interchange Business Center.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: January 26, 2011	By:	/s/ Kymberlyn Janney
Kymberlyn Janney
Chief Financial Officer